Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 27, 2024, by and between Vigil Neuroscience, Inc., a Delaware corporation (the “Company”), and Aventis Inc., a company organized and existing under the laws of the State of Pennsylvania, having registered offices at 55 Corporate Drive in Bridgewater, New Jersey 08807 (the “Purchaser”).

RECITALS

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of Series A Non-Voting Convertible Preferred Stock, par value USD $0.0001 per share, of the Company (the “Series A Preferred Stock”) set forth in accordance with Section 2.1 of this Agreement (each, a “Share” and, collectively, the “Shares”) for a purchase price of USD $39,999,969.60.

C. Pursuant to the Certificate of Designation of the Series A Non-Voting Convertible Preferred Stock, in substantially the form attached hereto as Exhibit A (the “Certificate of Designation”), each Share is convertible into ten (10) shares of common stock, par value USD $0.0001 per share, of the Company (the “Common Stock”). The shares of Common Stock issuable upon conversion of the Shares are referred to herein as the “Conversion Shares.”

D. The Shares and the Conversion Shares are referred to herein collectively as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquiring Person” has the meaning set forth in Section 4.6.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Advance Indemnification Payment” has the meaning set forth in Section 4.16(f)(iv).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(f).

“Certificate of Designation” has the meaning set forth in the Recitals.

“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Goodwin Procter LLP, with offices located at 100 Northern Avenue, Boston, Massachusetts 02210.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement, including after due inquiry of internal and external Intellectual Property counsel, as appropriate.

“Company Patent” has the meaning set forth in Section 3.1(q).

“Company Party” has the meaning set forth in Section 4.16(f)(ii).

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” has the meaning set forth in the Recitals.

“Cut Back Shares” has the meaning set forth in Section 4.16(c).

“DEA” has the meaning set forth in Section 3.1(ll).

“Director Compensation Policy” means that certain Amended and Restated Non-Employee Director Compensation Policy, as amended on June 5, 2024.

“Disqualification Event” has the meaning set forth in Section 3.1(kk).

“DTC” has the meaning set forth in Section 4.1(c).

“Effective Date” has the meaning set forth in Section 4.16(a)(vii).

“Effectiveness Deadline” has the meaning set forth in Section 4.16(a)(ii).

“Environmental Laws” has the meaning set forth in Section 3.1(dd).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Expected Closing Date” means July 1, 2024.

“FDA” has the meaning set forth in Section 3.1(ll).

“Filing Date” has the meaning set forth in Section 4.16(a)(i).

“FCPA” has the meaning set forth in Section 3.1(ff).

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Hazardous Materials” has the meaning set forth in Section 3.1(dd).

“Holder” means any holder of Shares or Conversion Shares.

“IND” has the meaning set forth in Section 3.1(ll).

“Indemnified Person” has the meaning set forth in Section 4.11.

“Intellectual Property” has the meaning set forth in Section 3.1(p).

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Licensed Patents” has the meaning set forth in Section 3.1(q).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Liquidated Damages” has the meaning set forth in Section 4.16(b).

“Lock-Up Period” has the meaning set forth in Section 4.15.

“Losses” has the meaning set forth in Section 4.16(f)(i).

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, prospects, business or financial condition of the Company and the Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect nor taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound and that is material to the business of the Company, including those that have been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(2), Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(n).

“NDA” has the meaning set forth in Section 3.1(ll).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Off-Balance Sheet Transaction” has the meaning set forth in Section 3.1(gg).

“Outside Date” means the fifth (5th) Business Day following the date of this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Piggyback Notice” has the meaning set forth in Section 4.16(d).

“Press Release” has the meaning set forth in Section 4.5.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be The Nasdaq Global Select Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” has the meaning set forth in the Recitals.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.11.

“Registrable Shares” means all Conversion Shares without taking into account any limitations upon conversion set forth in the Certificate of Designation; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (a) a Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Registration Statement, (b) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (c) such security is eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales and without the holder complying with any method of sale requirements or notice requirements under Rule 144, or (d) such security shall cease to be outstanding following its issuance.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Permits” has the meaning set forth in Section 3.1(ll).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Registration Failure” has the meaning set forth in Section 4.16(b).

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 4.16 hereof, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements.

“Restriction Termination Date” has the meaning set forth in Section 4.16(c).

“ROFN” means the right of first negotiation terms as set forth on Exhibit B.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sale Expenses” has the meaning set forth in Section 4.16(e).

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject or target of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Secondary Piggyback Registration” has the meaning set forth in Section 4.16(d).

“SEC Reports” means reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials), including (a) the exhibits thereto and documents incorporated by reference therein and (b) the Current Report on Form 8-K to be filed on or about the Closing Date in substantially the form provided to the Purchaser prior to the Signing Date.

“SEC Restrictions” has the meaning set forth in Section 4.16(c).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vii).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series A Preferred Stock” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Signing Date” means the date of this Agreement, as set forth in the Preamble.

“Staff” means the staff of the Commission.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Stock that is in effect on such date, which as of the date hereof is “T+1.”

“Subscription Amount” means the aggregate purchase price of USD $39,999,969.60 and in immediately available funds.

“Subsidiary” means any significant subsidiary of the Company listed in the SEC Reports, and shall, where applicable, include any significant subsidiary of the Company formed or acquired after the date hereof, in both cases pursuant to Item 1.02 of Regulation S-X.

“Tax” or “Taxes” means all federal, state, local, non-U.S. and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, real property, personal property, payroll, escheat, unclaimed property, windfall profits, environmental, capital stock, social security (or similar), unemployment, disability, registration, alternative or add-on minimum, estimated, or other taxes, fees, assessments, customs, duties, levies, imposts or charges of any kind whatsoever, whether disputed or not, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto.

“Tax Returns” means any return, statement, schedule, declaration, claim for refund, report, document or form filed or required to be filed with respect to Taxes, including any amendment, attachment and supplement thereof.

“Trading Affiliate” has the meaning set forth in Section 3.2(g).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (formerly OTC Markets Inc.) (or any similar organization or agency succeeding to its functions of reporting prices); provided that, in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Certificate of Designation, the Irrevocable Transfer Agent Instructions, the executed ROFN and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 250 Royall Street, Canton, MA 02021, or any successor transfer agent for the Company.

“VG-3927” has the meaning set forth in Exhibit B.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 537,634 Shares.

(b) Closing. The Closing of the purchase and sale of the Shares shall take place at the offices of Company Counsel on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Form of Payment. Except as may otherwise be agreed between the Company and the Purchaser, on the Closing Date, the Purchaser shall wire the Subscription Amount, in United States dollars and in immediately available funds, to an account established by the Company, and the Company shall (i) deliver to the Purchaser a book-entry statement with such legends as provided in Section 4.1(b) hereof, evidencing the number of Shares the Purchaser is purchasing as set forth in Section 2.1 of this Agreement and (ii) irrevocably instruct the Transfer Agent to reserve 5,376,340 Conversion Shares.

2.2 Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) facsimile or other electronic copies of one or more book-entry statements with such legends as provided in Section 4.1(b) hereof, evidencing the Shares subscribed for by the Purchaser hereunder, registered in the name of the Purchaser as set forth on the Book Entry Questionnaire included as Exhibit C hereto (the “Book-Entry Statements”);

(iii) a legal opinion of Company Counsel, dated as of the Closing Date, executed by such counsel and addressed to the Purchaser, in a form reasonably acceptable to the Purchaser;

(iv) a legal opinion of Intellectual Property counsel to the Company, dated as of the Closing Date, executed by such counsel and addressed to the Purchaser opining to the Company’s patent and product portfolio, in a form reasonably acceptable to the Purchaser;

(v) the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware, which Certificate of Designation shall continue to be in full force and effect as of the Closing Date;

(vi) duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent instructing the Transfer Agent to reserve 5,376,340 Conversion Shares;

(vii) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents, the filing of the Certificate of Designation and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, the Certificate of Designation and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E;

(viii) the Compliance Certificate referred to in Section 5.1(i);

(ix) a certificate evidencing the formation and good standing of the Company issued by the Secretary of State (or comparable office) of the State of Delaware, as of a date within three (3) Business Days of the Closing Date;

(x) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to do business as a foreign corporation, as of a date within three (3) Business Days of the Closing Date;

(xi) a certified copy of the certificate of incorporation and Certificate of Designation, each as certified by the Secretary of State (or comparable office) of the State of Delaware, as of a date within four (4) Business Days of the Closing Date;

(xii) the ROFN, duly executed by the Company; and

(xiii) the Wire Instructions for delivery of the Subscription Amount, in the form attached hereto as Exhibit G.

(b) On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by the Purchaser;

(ii) its Subscription Amount, in United States dollars and in immediately available funds, by wire transfer to the Company;

(iii) the ROFN, duly executed by Genzyme Corporation;

(iv) a fully completed and duly executed Book Entry Questionnaire in the form attached hereto as Exhibit C; and

(v) an Internal Revenue Service Form W-9 (or any successor form or applicable Form W-8 if the Purchaser is not a U.S. person), duly and validly executed by the Purchaser (or its nominee in accordance with the Purchaser’s delivery instructions).

2.3 Closing Date. In the event the Closing does not occur within three (3) Business Days after the Expected Closing Date, then (a) the Company shall promptly, upon the Purchaser’s written request (but no later than one (1) Business Day thereafter), return the Subscription Amount funded to the Company by the Purchaser by wire transfer in United States dollars and in immediately available funds to the account specified by the Purchaser, and (b) any the book-entry statements evidencing the Shares purchased by the Purchaser shall be deemed cancelled; provided, that, unless this Agreement has been terminated pursuant to Section 6.17 hereof, such return of funds shall not terminate this Agreement or relieve the Company of its obligations to issue and sell, or of the Purchaser to purchase, the Shares at the Closing; provided further, that the Company shall not be obligated to issue and sell the Shares to the Purchaser unless the Purchaser had paid the Subscription Amount pursuant to Section 2.2(b)(ii), at which time the Shares shall be issued.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as disclosed in the SEC Reports, the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in the SEC Reports. Each of the Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business. Each of the Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.

(b) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Massachusetts and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares and the Conversion Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application and as limited by general equitable principles.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities and the grant of the right of first negotiation to the Purchaser pursuant to the terms set forth on Exhibit B attached hereto) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements hereof, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, if applicable, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.5 of this Agreement, and (vi) those that have been made or obtained prior to the date of this Agreement (the “Required Approvals”).

(f) Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws and in these Transaction Documents, and shall not be subject to preemptive or similar rights that have not been duly waived or satisfied. The Conversion Shares issuable upon conversion of the Shares have been duly authorized and, when issued in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws and in these Transaction Documents, and shall not be subject to preemptive or similar rights that have not been duly waived or satisfied. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. The Company has reserved from its duly authorized capital stock the maximum number of Conversion Shares issuable upon conversion of the Shares. So long as any of the Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Shares, the maximum number of shares of Common Stock issuable upon the exercise or conversion thereof (without taking into account any limitations set forth in the Certificate of Designation).

(g) Capitalization. The authorized, issued and outstanding capital stock of the Company as disclosed in its most recent SEC Report containing such disclosure was accurate in all material respects as of the date indicated in such SEC Report. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the issued and outstanding shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the SEC Reports or as provided in any of the Transaction Documents, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries and other than equity awards subsequently issued pursuant to employee benefit plans. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(h) SEC Reports. Except as disclosed in the SEC Reports, the Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure which would prevent the Purchaser from using Rule 144 to resell any Securities). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Except for the Director Compensation Policy, each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit to the SEC Reports.

(i) Financial Statements. Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports or as provided for in the Director Compensation Policy. Except for the issuance of the Shares and the transactions contemplated by the Transaction Documents, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed as of the date that this representation is made.

(k) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(l) Employment Matters. No material labor dispute with the employees of the Company or any of its subsidiaries, or to the Company’s Knowledge with the employees of any principal supplier, manufacturer, customer or contractor of the Company or its subsidiaries, exists or, to the Company’s Knowledge, is threatened or imminent, which could reasonably be expected to result in a Material Adverse Effect.

(m) Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and its Subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective business as currently conducted and as described in the SEC Reports (“Material Permits”), except where the failure to so possess would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Material Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) Title to Properties. The Company and its Subsidiaries possess good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 3.1(i) above (or elsewhere in the SEC Reports), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(p) Intellectual Property. The Company and each of its Subsidiaries owns, possesses or has valid and enforceable licenses or other rights to use, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and its Subsidiaries’ business as now conducted or as described in the SEC Reports to be conducted or as otherwise contemplated to be conducted as of the Closing Date. Furthermore, (A) to the Company’s Knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the Company’s Knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property and, to Company’s Knowledge, there is no basis for such claim; (C) the Intellectual Property owned by or exclusively licensed to the Company and its Subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property; and to Company’s Knowledge, all issued patents within such Intellectual Property are valid and enforceable; (D) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries, or the development, manufacture and commercialization of the Company’s product candidates, infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company or any of its Subsidiaries has received any written notice of such claim or has Knowledge of any basis for such a claim; (E) to the Company’s Knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries; and (F) no third party has any ownership right in or to any Intellectual Property that is owned by the Company or any Subsidiary, other than a co-owner of any patent or patent application who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) or any applicable foreign or international patent authority (each, a “Patent Authority” and, collectively with the USPTO, the “Patent Authorities”), and no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company or a Subsidiary, other than a licensor to the Company of such Intellectual Property. The Company and its Subsidiaries have a written agreement in place with each of its employees and contractors, which (x) assigns to the Company or such Subsidiary all rights, title and interest in and to all inventions and Intellectual Property developed by such employee or contractor in the course of such employment or otherwise conducting activities on behalf of the Company or such Subsidiary and (y) subjects such employee or contractor to reasonable obligations of confidentiality, non-disclosure and non-use with respect to all confidential information of the Company and its Subsidiaries. To the Company’s Knowledge, no employee or contractor of the Company or its Affiliates is in material violation of any such agreement. The Company and its Subsidiaries have employed reasonable efforts to maintain the confidentiality of any and all trade secrets within such Intellectual Property. The Company and each Subsidiary and, to the Company’s Knowledge, each counterparty thereto has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its Subsidiary, and all such agreements are in full force and effect. The Company’s product candidates, including VG-3927, fall within the scope of the claims of the patents or currently pending patent applications owned by, or exclusively licensed to, the Company or the applicable Subsidiary, and such claims are valid, subsisting and, if within issued patents, enforceable. The research, development, manufacture and commercialization of the Company’s product candidates, including VG-3927, as now conducted or as planned to be conducted according to the Company’s development strategy described in the SEC Reports or as otherwise disclosed to the Purchaser, do not and will not, to the Company’s Knowledge, infringe, misappropriate or otherwise violate any published Intellectual Property rights of a third party. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(q) Patents and Patent Applications. All patents and patent applications owned by or exclusively licensed to the Company and its Subsidiaries have been duly and properly filed and maintained; and the Company is not aware of any facts required to be disclosed to any Patent Authority that were not so disclosed and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications. All patents and patent applications owned by the Company and its Subsidiaries filed with any Patent Authority (the “Company Patents”) and, to the Company’s knowledge, all patents and patent applications exclusively licensed by the Company and its Subsidiaries filed with any Patent Authority (the “Licensed Patents”) have been duly and properly filed; the Company and its Subsidiaries, and their respective agents and attorneys, have complied with their duty of candor and disclosure to the USPTO and any other applicable Patent Authorities for the Company Patents and, to the Company’s knowledge, the licensors of the Licensed Patents and their respective agents and attorneys have complied with their duty of candor and disclosure to the USPTO and any other applicable Patent Authorities for the Licensed Patents.

(r) Insurance. Each of the Company and its Subsidiaries are insured by financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for companies of similar size, engaged in similar businesses in similar industries including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, and acts of vandalism and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have been denied any insurance coverage which it has sought or for which it has applied.

(s) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Rule 404 of Regulation S-K promulgated under the Securities Act that has not otherwise been appropriately disclosed in accordance with the Exchange Act.

(t) Internal Accounting Controls. Except as disclosed in the SEC Reports, the Company makes and keeps accurate books and records and maintains a system of internal accounting controls designed, and which the Company believes is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) Disclosure Controls. Except as disclosed in the SEC Reports, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within the Company and its consolidated subsidiaries; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Except as disclosed in the SEC Reports, since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the SEC Reports, the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company with respect to the offer and sale of the Shares. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(v) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(w) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(x) Investment Company. The Company is not, and immediately after receipt of payment for the Shares, will not be or be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(y) Registration Rights. Other than the Purchaser pursuant to Section 4.16 hereof or as described in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission that have not been duly waived or satisfied.

(z) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(aa) Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(bb) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would adversely affect reliance by the Company on one of Section 4(a)(2) or Regulation D for the exemption from registration for the transactions contemplated by the Transaction Documents or would require registration of the Shares under the 1933 Act.

(cc) Tax Matters. Except as disclosed in the SEC Reports, the Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns that have come due or has properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against it except as may be being contested in good faith and by appropriate proceedings, except where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3.1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries is being contested or has not otherwise been finally determined, except as would not reasonably be expected to have a Material Adverse Effect.

(dd) Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries are in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s Knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries; and (iv) to the Company’s Knowledge, there are no events or circumstances, existing as of the date hereof or the Closing Date, as applicable, that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ee) No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(ff) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, employee, nor, to the Company’s Knowledge, any agent, affiliate or other person acting on behalf of the Company or its Subsidiaries have, in the course of its actions for, or on behalf of, the Company or its Subsidiaries (i) made any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company, its Subsidiaries and, to the Company’s Knowledge, the Company’s and such Subsidiaries’ affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) Off Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the Company’s Knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the SEC Reports which have not been described as required.

(hh) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii) Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(jj) Sanctions. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing or facilitating any activities, business or transaction with any Sanctioned Person or in any Sanctioned Country or in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(kk) No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(ll) Regulatory Permits. The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals, consents and other authorizations issued by the appropriate domestic or foreign regional, federal, state, or local regulatory agencies or bodies necessary to conduct the business of the Company, including, without limitation, any Investigational New Drug Application (an “IND”) and/or New Drug Application (an “NDA”), as required by the U.S. Food and Drug Administration (the “FDA”), any authorizations issued by the Drug Enforcement Administration (the “DEA”) or any other authorizations issued by domestic or foreign regional, federal, state, or local agencies or bodies engaged in the regulation of pharmaceuticals such as those being developed by the Company and its subsidiaries (collectively, the “Regulatory Permits”), except for any of the foregoing that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company is in compliance in all material respects with the requirements of the Regulatory Permits, and all of such Regulatory Permits are valid and in full force and effect; the Company has not received any notice of proceedings relating to the revocation, termination, modification or impairment of rights of any of the Regulatory Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect; the Company has not failed to submit to the FDA any IND or NDA necessary to conduct the business of the Company, any such filings that were required to be made were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by the FDA with respect to any such filings or submissions that were made.

(mm) Regulatory Filings. Neither the Company nor any of its subsidiaries has failed to file with the applicable regulatory authorities (including, without limitation, the FDA, or any foreign, federal, state, provincial or local governmental or regulatory authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect; except as disclosed in the SEC Reports, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. The Company has operated and currently is, in all material respects, in compliance with the FDCA (as defined below) and all applicable rules and regulations of other federal, state, local and foreign governmental bodies exercising comparable authority.

(nn) Compliance with Health Care Laws. Each of the Company and its Subsidiaries is, and at all times has been, in compliance in all material respects with all applicable Health Care Laws (as defined below), and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program. For purposes of this Agreement, “Health Care Laws” means the applicable provisions of: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder (“FDCA”); (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); (v) the Controlled Substances Act (21 U.S.C. §§ 801 et seq.) and the regulations promulgated thereunder; and (vi) any and all other applicable health care laws and regulations. Neither the Company nor, to the Company’s Knowledge, any Subsidiary has received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s Knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor, to the Company’s Knowledge, any Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its Subsidiaries, nor to the Company’s Knowledge, any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the Company’s Knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(oo) Preclinical and Clinical Studies. The studies, tests and preclinical and clinical investigations conducted by or on behalf of the Company and its Subsidiaries were and, if still pending, are, in all material respects, being conducted in accordance with established protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and authorizations, including, without limitation, the FDCA and implementing regulations including good laboratory practice (“GLP”) regulations (21 C.F.R. Part 58) if any such studies, tests or preclinical and clinical investigations are being or have been conducted pursuant to GLP, and good clinical practice and IND requirements (21 C.F.R. Parts 50, 54, 56, and 312) if any such studies, tests or preclinical and clinical investigations were or are subject to good clinical practice regulations or were or are being conducted under an IND; the descriptions of the results of such studies, tests and trials contained in the SEC Reports are accurate in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the SEC Reports, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question in any material respect, the study, test, or trial results described or referred to in the SEC Reports when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of its Subsidiaries have received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical investigations conducted by or on behalf of the Company or any of its Subsidiaries, except for material modifications reflected in protocol amendments to clinical and preclinical trials arising from joint discussions with such Governmental Authority.

(pp) No Additional Agreements. The Company does not have any agreement or understanding with the Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(qq) CFIUS Representations. The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. The Company has no current intention of engaging in such activities in the future.

(rr) Disclosure. All information disclosed to the Purchaser regarding the Company, VG-3927 and related programs and the transactions contemplated hereby, including this Agreement and the exhibits hereto, furnished by or on behalf of the Company, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished by or on behalf of the Company to the Purchaser pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the Closing Date and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Purchaser and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction document to which the Purchaser is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c) Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares and will acquire the Conversion Shares (upon conversion of the Shares) as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, subject to the provisions of this Agreement, the Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; the Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(g) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Securities, and (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

(h) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. The Purchaser confirms that none of such Persons has made any representations or warranties to the Purchaser in connection with the transactions contemplated by the Transaction Documents.

(j) Reliance on Exemptions. The Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(k) Legends. The Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws or is otherwise removed in accordance with Section 4.1(c) herein, the certificates or other instruments representing the Securities, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the legend(s) set forth in Section 4.1, and that the Company will make a notation on its records and give instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described herein.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of a transfer other than pursuant to (i) through (iii) above, any such transferee shall agree in writing to be bound by the terms of this Agreement, including for the avoidance of doubt Section 4.15 and Section 4.16, and shall have the rights of the Purchaser under this Agreement with respect to such transferred Securities.

(b) Legends. Certificates, including, if applicable, book entry statements evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

(c) Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall, or shall cause its Transfer Agent to, as applicable, issue book entry statements without such legend or any other legend to the holder of the applicable Conversion Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Conversion Shares have been sold or transferred pursuant to (x) the plan of distribution set forth in an effective registration statement registering the Conversion Shares for resale (during such time that such registration statement is effective and not withdrawn or suspended) or (y) Rule 144, in each case upon delivery by the Purchaser to the Company, the Transfer Agent, as applicable, and Company Counsel of a customary seller’s representation letter and broker’s representation letter confirming the transfer of such Conversion Shares in the manner described in this clause (i), together with any other documentation reasonably required by the Transfer Agent and/or the Depository Trust Company (the “Resale Deliverables”), or (ii) in the absence of any sale of the Conversion Shares, following the date that is the one-year anniversary of the Closing Date and if requested by the Purchaser in writing, if such Conversion Shares are eligible for sale under Rule 144, without compliance with any of the requirements of such rule, including the current public information requirement and without volume or manner-of-sale restrictions, upon delivery by the Purchaser to the Company, the Transfer Agent, as applicable, and Company Counsel of a customary representation letter from the Purchaser confirming that the requirements set forth in this clause (ii) have been satisfied, together with any other documentation reasonably required by the Transfer Agent and/or the Depository Trust Company (the “Non-Resale Deliverables”). Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend pursuant to the immediately preceding sentence shall be borne by the Company. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Electronic certificates for Conversion Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by the Purchaser.

(d) Irrevocable Transfer Agent Instructions. Subject to the terms and conditions of this Agreement and the Securities Act, the Company shall issue irrevocable instructions to its Transfer Agent, and any subsequent transfer agent, in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) (or instructions that are consistent therewith) will be given by the Company to its transfer agent in connection with this Agreement.

(e) Acknowledgement. The Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. While the Registration Statement remains effective, the Purchaser hereunder may sell the Conversion Shares in accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. The Purchaser agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Conversion Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Conversion Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless the Purchaser is able to, and does, sell such Conversion Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

(f) Buy-In. If the Company shall fail for any reason or for no reason to issue via DTC to any Holder Conversion Shares that are free from all restrictive and other legends within four (4) Trading Days following receipt of all documents necessary for the removal of the legend set forth above, then, in addition to all other remedies available to such Holder, if on or after the Trading Day immediately following such four (4) Trading Days, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares that such Holder anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within four (4) Trading Days after the Holder’s request and in the Holder’s sole discretion, (A) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the Shares equal to the number of Shares issuable upon conversion of the Shares submitted for conversion or deliver to the such Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under this Section 4.1. The Holder shall provide the Company written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.

4.2 Reservation of Stock. The Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance from and after the Closing Date, for so long as any of the Shares are outstanding, and to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Shares, the maximum number of shares of Common Stock issuable upon the exercise or conversion thereof (without taking into account any limitations set forth in the Certificate of Designation).

4.3 Furnishing of Information. In order to enable the Purchaser to sell the Securities under Rule 144, for a period of twelve (12) months from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing Date pursuant to the Exchange Act. During such twelve (12) month period, if the Company is not required to file reports pursuant to the

Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.

4.4 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5 Securities Laws Disclosure; Publicity. By 9:00 A.M., New York City time, on the second (2nd) Trading Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the second (2nd) Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Certificate of Designation)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by Section 4.16 hereto and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, the Purchaser shall not be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release other than information provided to the Purchaser with regard to the ROFN. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.5, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction); provided, however, that any disclosure may be made by the Purchaser solely on a need-to-know basis to the Purchaser’s representatives or agents (including, but not limited to, the Purchaser’s legal, tax and investment advisors) that are bound by obligations of confidentiality and restrictions against disclosure of any confidential information.

4.6 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Securities under the Transaction Documents or under any other written agreement between the Company and the Purchaser.

4.7 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of the Purchaser. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8 Observer Rights. Notwithstanding the restrictions of Section 4.7, for so long as the Purchaser owns any of the Shares it is purchasing under this Agreement (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for stock splits, stock combinations, stock dividends and the like), the Company shall invite a representative of the Purchaser to attend all meetings of the Company’s clinical advisory committee and scientific advisory board (or the most comparable relevant standing technical committees) (the “Committees”), in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to the members of such committees at the same time and in the same manner as provided to such members; provided, however, that (a) such representative shall only be permitted to attend portions of such Committee meetings and receive portions of such materials that relate to the TREM2 Program (as such term is defined in the ROFN), (b) such representative shall agree to hold in confidence all information so provided; and (c) the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel.

4.9 Termination of Observer Rights. The covenants set forth in Section 4.8 shall terminate and be of no further force or effect upon the expiration of the Term (as such term is defined in the ROFN).

4.10 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes.

4.11 Indemnification of the Purchaser. Subject to the provisions of this Section 4.11 (and in addition to the indemnification provisions set forth in Section 4.16), the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser in any capacity, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.11, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.12 Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market a Notification of Listing of Additional Shares covering all of the Conversion Shares.

4.13 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D, if applicable, and to provide a copy thereof, promptly upon the written request of the Purchaser. The Company, on or before the Closing Date, if applicable, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of the Purchaser.

4.14 Delivery of Shares After Closing. The Company shall deliver, or cause to be delivered, evidence of book entry registration representing the respective Shares purchased by the Purchaser to the Purchaser on the Closing Date.

4.15 Lock-Up. The Purchaser agrees that, for the duration of the ten-month period following the issuance of the Shares to the Purchaser (the “Lock-Up Period”) and without the prior written consent of the Company, the Purchaser will not, and will not cause or direct any of its affiliates to, offer, pledge, sell, make any short sale of, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a Short Sale or the purpose of which is to offset the loss which results from a decline in the market price of, or otherwise transfer or dispose of, directly or indirectly, any Securities, other than (A) transfers of Securities as a bona fide gift or gifts or to a charitable organization in a transaction not involving a disposition for value; (B) transfers, distributions or dispositions of the Securities to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the Purchaser, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Purchaser or its affiliates, or as part of a distribution, transfer or disposition without consideration to direct or indirect members, shareholders, partners, beneficiaries or other equity holders of the Purchaser, in a transaction not involving a disposition for value; (C) transfers or dispositions of the Securities or other securities to any corporation, partnership, limited liability company or other entity, in each case, all of the beneficial ownership interests of which are held by the Purchaser in a transaction not involving a disposition for value; (D) transfers or dispositions of the Securities pursuant to a bona fide tender offer for shares of the Company’s capital stock, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 50% of the outstanding voting securities of the Company, provided that in the case of (A) through (C) above, the relevant transferee agreed to be bound by the Lock-Up Period.

4.16 Registration Rights.

(a) Registration Procedures and Expenses. The Company shall:

(i) no later than thirty (30) days prior to the last day of the Lock-Up Period, prepare and file a registration statement (the “Registration Statement”) with the Commission to register the offer and sale to the public of all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415) (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale for the Registrable Shares provided that the Company undertakes to register the Registrable Shares on Form S-3 as soon as such form becomes available to the Company, and the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Shares has been declared effective by the SEC) covering the resale of all of the Registrable Shares (the date on which such Registration Statement is filed by the Company with the Commission, the “Filing Date”). It shall be a condition precedent to the obligations of the Company to file the Registration Statement that the Purchaser furnish to the Company (x) a customary completed selling stockholder questionnaire and (y) such further information regarding the Purchaser, the Registrable Shares held by the Purchaser and the intended method of disposition of the Registrable Shares held by the Purchaser as shall be reasonably required to effect the effectiveness of the registration of the Registrable Shares. In the event that Form S-3 is not available for the registration of the Registrable Shares, the Company shall register the offer and sale to the public of the Registrable Shares on such other Registration Statement form as is available to the Company and undertake to register the Registrable Shares on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Shares has been declared effective by the Commission;

(ii) use its commercially reasonable efforts to cause such Registration Statement required by Section 4.16(a)(i) to be declared effective within fifteen (15) days following the Filing Date (or, in the event the Staff reviews and has written comments to the Registration Statement, within forty-five (45) days following the Filing Date) (the earlier of the foregoing or the applicable date set forth in Section 4.16(a)(vi), the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Registration Statement;

(iii) prepare and file with the Commission such amendments and supplements to any Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until the earlier of: (A) the date as of which all Registrable Shares have been sold pursuant to the Registration Statement and (B) that date as of which no Registration Shares remain outstanding, subject to the Company’s right to suspend pursuant to Section 4.16(g);

(iv) furnish to the Purchaser such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchaser;

(v) file such documents as may be required of the Company for normal securities law clearance for the offer and sale of the Registrable Shares in such states of the United States as may be reasonably requested by the Purchaser and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Registration Statement; provided, however, that the Company shall not be required in connection with this Section 4.16(a)(v) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented or subject the Company to any material tax in any such jurisdiction where it is not then so subject;

(vi) upon notification by the Commission that the Registration Statement will not be reviewed or is not subject to further review by the Commission, within three (3) Trading Days following the date of such notification, request acceleration of such Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later);

(vii) upon notification by the Commission that that the Registration Statement has been declared effective (the date of such notification, the “Effective Date”) by the Commission, file the final prospectus under Rule 424 within the applicable time period prescribed by Rule 424;

(viii) advise the Purchaser promptly, and in any event within twenty-four (24) hours of (A) the effectiveness of the Registration Statement or any post-effective amendments thereto, (B) any request by the Commission for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto, (C) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and (D) the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

(ix) cause all Registrable Shares to be listed on each securities exchange on which equity securities by the Company are then listed, if any; and

(x) bear all expenses in connection with the procedures in paragraphs (i) through (ix) of this Section 4.16(a) and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states.

(b) Liquidated Damages. If (i) the Registration Statement covering the Registrable Shares is not filed with the Commission on or prior to the Filing Date or (ii) the Registration Statement covering the Registrable Shares is not declared effective by the SEC by the Effectiveness Deadline (each such event, a “Registration Failure”), then, in addition to any other rights the Purchaser may have hereunder or under applicable law, the Company will make a liquidated damages payment to the Purchaser and not as a penalty (the “Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by the Purchaser for the Registrable Shares then held by the Purchaser for the initial day of a Registration Failure and, thereafter in an amount equal to one percent (1.0%) for each thirty (30)-day period until such Registration Failure is cured. The Liquidated Damages shall be paid monthly within ten (10) business days of the date of such Registration Failure and the end of each subsequent thirty (30)-day period (or portion thereof with respect to a final period, if any) thereafter until the Registration Failure is cured. Such payments shall be made in cash to the Purchaser. Interest shall accrue at the rate of one percent (1%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

(c) Rule 415 Cutback. If at any time the Staff takes the position that the offering of some or all of the Registrable Shares in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires the Purchaser to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Purchaser is not an “underwriter.” The Purchaser shall have the right to review and oversee any registration or matters pursuant to this Section 4.16, including any participation in meetings or discussions with the Commission regarding the Commission’s position and to comment on any written submission made to the Commission with respect thereto. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.16, the Staff refuses to alter its position, the Company shall (A) remove from the Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (B) agree to such restrictions and limitations on the registration of the Registrable Shares as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Purchaser as an “underwriter” in such Registration Statement without the prior written consent of the Purchaser. No damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction

Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 4.16 shall again be applicable to such Cut Back Shares; provided, however, that (x) the filing deadline for the Registration Statement including such Cut Back Shares shall be ten (10) Trading Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement (but in any event no later than three (3) Trading Days from the Staff indicating it has no further comments on such Registration Statement).

(d) Secondary Piggyback Registration. After the expiration of the Lock-Up Period and solely with respect to those Conversion Shares for which no Registration Statement has been filed, subject to the terms and conditions hereof, whenever the Company proposes to file a registration statement under the Securities Act for the purpose of registering the equity securities of any third party, whether or not such registration statement includes the registration of shares for its own account (a “Secondary Piggyback Registration”), the Company shall give the Purchaser prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto or, in the case of an offering of equity securities from an existing registration statement, prior to the anticipated pricing date). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the Commission (or anticipated date of pricing, as applicable), the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such equity securities. Upon the written request of the Purchaser, which such written request shall specify the number of Registrable Shares then presently intended to be disposed of by the Purchaser, given within five (5) Business Days after such Piggyback Notice is received by the Purchaser, the Company, subject to the terms and conditions of this Agreement, shall use its best efforts to cause all such Registrable Shares held by the Purchaser with respect to which the Company has received such written requests for inclusion to be included in such Secondary Piggyback Registration on the same terms and conditions as the other third-party equity securities being sold in such Secondary Piggyback Registration.

(e) Registration and Offering Expenses. All Sale Expenses (as defined below) incurred in connection with Section 4.16(a) and Section 4.16(d) shall be borne by the Company. “Sale Expenses” shall mean (a) the fees and disbursements of counsel of the Company and independent public accountants for the Company incurred in connection with the Registration Statement and Secondary Piggyback Registration, including the expenses of any special audits or “comfort” letters required by any such Secondary Piggyback Registration, and (b) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws (including any legal investment memoranda related thereto), all fees and expenses of custodians, transfer agents and registrars, all printing and producing expenses,; provided, however, that “Sale Expenses” shall not include any out-of-pocket expenses of the Purchaser or any transfer taxes, underwriting or brokerage commissions or discounts associated with effecting those sales of Registrable Shares that may be offered by the Purchaser, which expenses shall be borne by the Purchaser.

(f) Indemnification.

(i) The Company agrees to indemnify and hold harmless each Purchaser Party, to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”), joint or several, to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state a material fact required to be stated in the prospectus contained therein or necessary to make the statements in the prospectus contained therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon: (A) an untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for inclusion in the Registration Statement or (B) any breach of this Agreement by the Purchaser; provided further, however, that the Company shall not be liable to any Purchaser Party (or any partner, member, officer, director or controlling Person of the Purchaser) to the extent that any such Loss is caused by an untrue statement or omission made in any preliminary prospectus if either (1) (a) the Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or the Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Purchaser to the Person asserting the claim from which such Loss resulted and (b) the final prospectus corrected such untrue statement or omission, (2) (x) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, the Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or a Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Purchaser to the Person asserting the claim from which such Loss resulted or (3) the Purchaser sold Registrable Shares in violation of the Purchaser’s covenants contained in Article IV of this Agreement.

(ii) The Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, employees, affiliates, agents and representatives and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Party” and collectively the “Company Parties”), from and against any Losses to which the Company Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement (or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for inclusion in the Registration Statement, and the Purchaser will reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4.16(f)(ii) be greater in amount than the dollar amount of the proceeds (net of all expenses paid by the Purchaser in connection with any claim relating to this Section 4.16 and the amount of any damages the Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by the Purchaser upon its sale of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation.

(iii) Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 4.16(f), such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified thereof, such indemnifying Person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person or any affiliate or associate thereof, the indemnified

Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, that no indemnifying Person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(iv) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(v) If the indemnification provided for in this Section 4.16(f) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by the Purchaser hereunder be greater in amount than the dollar amount of the proceeds received by the Purchaser upon the sale of such Registrable Shares. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

(g) Prospectus Suspension. The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of a Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed thirty (30) consecutive calendar days or a total of sixty (60) calendar days (which need not be consecutive calendar days) in any 12-month period and that, in the good faith judgment of the Company’s Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Material Adverse Effect upon the Company or its stockholders.

(h) Termination of Obligations. The obligations of the Company pursuant to Section 4.16(a) hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (i) such time such Registrable Shares have been resold, or (ii) such time as such Shares no longer remain Registrable Shares.

(i) Reporting Requirements. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii) so long as the Purchaser owns Registrable Shares, to furnish to the Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144 and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Form S-3 and (B) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144.

4.17 Rights of First Negotiation. During the ROFN Initiation Period (as defined in Exhibit B), the Purchaser shall have the rights of first negotiation with respect to the matters, and subject to the terms and conditions, set forth in Exhibit B attached hereto.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Securities. The obligation of the Purchaser to acquire Shares at the Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 3.1 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) Listing. The Company or its counsel shall have submitted a Listing of Additional Shares notification form with the Nasdaq Global Select Market LLC covering the Conversion Shares.

(g) No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (i) in writing by the Commission or the Principal Trading Market or (ii) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(h) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(i) Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, in the form attached hereto as Exhibit F, dated as of the Closing Date and signed by its Chief Executive Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b), (c), (d), (e), (f) and (g).

(j) Due Diligence. The Company shall have provided the Purchaser with all documents and materials reasonably requested by the Purchaser in connection with its due diligence review.

(k) Termination. This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.17 herein.

(l) ROFN. The Company shall have executed the ROFN.

5.2 Conditions Precedent to the Obligations of the Company to Sell Shares. The Company’s obligation to sell and issue the Shares at the Closing to the Purchaser is subject to the fulfillment to the Company’s satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Purchaser Deliverables. The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e) Termination. This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.17 herein.

ARTICLE VI.

MISCELLANEOUS

6.1 Fees and Expenses. The Company shall pay all Transfer Agent fees, stamp taxes and other Taxes and duties levied in connection with the sale and issuance of the Securities to the Purchaser and all expenses in connection with the registration of the Conversion Shares. The Company shall cover reasonable costs and expenses up to USD $80,000 incurred by the Purchaser in connection with the transactions contemplated by the Transaction Documents, including, without limitation, the reasonable and documented legal fees and expenses of the Purchaser; it being understood that each of the Company and the Purchaser has relied on the advice of its own respective counsel.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Vigil Neuroscience, Inc.
100 Forge Road, Suite 700
Watertown, Massachusetts 02472
Email: [***]

With a copy to:	Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attention: Kingsley Taft
Email: [***]

If to Purchaser:	Sanofi – Global Alliance Management
450 Water Street
Cambridge, MA 02141
Attention: Global Head of Alliance Management
Email: [***]

With a copies to:	Sanofi – Global Business Development
450 Water Street
Cambridge, MA 02141
Attention: Brian Bronk
Email: [***]

Sanofi – Legal Global Functions 450 Water Street
Cambridge, MA 02141
Attention: Alak Goswami
Email: [***]

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attn: Abigail Gregor and Rachel D. Phillips
Email: [***]

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchaser.”

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except each Purchaser Party is an intended third-party beneficiary of Section 4.11.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the courts of the State of New York or into the Federal Court located in New York, New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York or into the Federal Court located in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of the aforesaid courts, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.10 Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities, if applicable, is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.17 Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or the Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.17 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 6.17, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VIGIL NEUROSCIENCE, INC.

By:	/s/ Ivana Magovčević-Liebisch
Name: Ivana Magovčević-Liebisch
Title: Chief Executive Officer

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[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AVENTIS INC.

By:	/s/ Brian Bronk
Name: Brian Bronk
Title: Head of Business Development, Neurology, Rare Diseases & Technology Platforms

Tax ID No.: _[***]

Address for Notice:
55 Corporate Drive
Bridgewater, New Jersey
08807

Telephone No.: [***]

E-mail Address: [***]

Attention: Brian Bronk

[Signature Page to Securities Purchase Agreement]

EXHIBITS:

A:	Certificate of Designation
B:	Right of First Negotiation
C:	Book Entry Questionnaire
D:	Form of Irrevocable Transfer Agent Instructions
E:	Form of Secretary’s Certificate
F:	Form of Officer’s Certificate
G:	Wire Instructions

EXHIBIT A

CERTIFICATE OF DESIGNATION

EXHIBIT B

RIGHT OF FIRST NEGOTIATION

EXHIBIT C

BOOK ENTRY QUESTIONNAIRE

EXHIBIT D

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

EXHIBIT E

FORM OF SECRETARY’S CERTIFICATE

EXHIBIT F

FORM OF OFFICER’S CERTIFICATE

EXHIBIT G

WIRE INSTRUCTIONS